Exhibit 99.1 – Shareholder FAQ
Dogecoin Cash, Inc.
Ticker Symbol Change from CBDS to DOGP
Dated: June 10, 2025

Q: What is changing?

Effective June10, 2025 the ticker symbol for Dogecoin Cash, Inc. will change from CBDS to DOGP on the OTCQB market.

Q: Why is the ticker symbol changing?

The new symbol better reflects the company’s current branding and business strategy. The change aligns with our growing focus on the digital asset economy and our evolving identity as Dogecoin Cash, Inc.

Q: Do shareholders need to take any action?

No. The symbol change is administrative in nature. It does not affect the number of shares you own, your cost basis, or any rights associated with your holdings.

Q: Will the CUSIP number change?

No, the CUSIP number remains unchanged. The company is not affecting a reverse split or reissuance. Only the ticker symbol is being updated.

Q: Is this related to a merger or acquisition?

No. The symbol change is a standalone event and is not tied to any merger, acquisition, or corporate restructuring.

Q: Where can I find more information?

Shareholders can monitor the company’s filings on https://www.otcmarkets.com/stock/DOGP or review SEC disclosures at https://www.sec.gov under the company’s profile.

About Dogecoin Cash, Inc.

Dogecoin Cash, Inc. (formerly Cannabis Sativa, Inc.) is a Nevada corporation and fully reporting issuer under the Securities Exchange Act of 1934. The company trades on the OTCQB Venture Market.